Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), is entered into as of January 3, 2023, by and between INTERNATIONAL LAND ALLIANCE, INC., a Wyoming corporation (the “ILAL”), and International Real Estate Development, LLC (the “Secured Party”). All capitalized terms not otherwise defined herein shall the meanings ascribed to them in that certain Purchase Documents and a Secured Convertible Promissory Note (as defined below) by and between ILAL and the Secured Party of even date (the “Purchase Documents”).

RECITALS

WHEREAS, the Secured Party has assigned, sold and transferred 75,000 Membership Interests of Rancho Costa Verde Development, LLC owned by International Real Estate Development, LLC to ILAL, as more particularly described in the Purchase Documents and as evidenced by the 5% Secured Convertible Promissory Note in the principal amount of $8,900,000.00 (the “Note”) issued by ILAL to the Secured Party on January 3, 2023;

WHEREAS, the term “Secured Party” as used in this Agreement shall mean, collectively, all holders of the Note, including those persons who become holders of Note subsequent to the date hereof; and

WHEREAS, this Agreement is being executed and delivered by ILAL to secure the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1. Obligations Secured. This Agreement secures, in part, the prompt payment and performance of all obligations of ILAL under the Note, and all renewals, extensions, modifications, amendments, and/or supplements thereto (collectively, the “Secured Obligations”).

2. Grant of Security.

a. Collateral. ILAL hereby grants, pledges, and assigns for the benefit of the Secured Parties, and there is hereby created in favor of each of the Secured Parties, a security interest in and to all of ILAL’ s right, title, and interest in, to, and under all of the collateral set forth on Exhibit A hereto (collectively, “Collateral”).

b. Effective Date. This grant of security shall be effective as of the date hereof.

c. Subordination. The Note and the Secured Obligations shall not be subordinated, or junior in interest, to any other obligations of ILAL. Notwithstanding anything herein to the contrary, in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the ILAL or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the ILAL or its businesses, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the ILAL for relief under any bankruptcy law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, or marshalling of assets, Secured Party acknowledges and agrees that the Note and the indebtedness evidenced by the Note shall be subordinate to (i) indebtedness of ILAL existing as of the Issue Date (as defined in the Note) that is evidenced by a mortgage on real property of the ILAL and (ii) up to $1,000,000.00 in indebtedness of the ILAL held by a state or national bank, state or federal savings and loan association, mutual savings bank, or state or federal credit union in the form of a promissory note that is not convertible into the ILAL’s common stock.

d. Filings to Perfect Security. The Company shall (and is hereby authorized to) file with the applicable filing office(s) such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by ILAL) to perfect and to maintain perfected security interests in the Collateral by the Secured Parties, including but not limited to (a) promptly upon the execution of this Agreement, a Financing Statement on Form UCC-1 (the “Financing Statement’’) shall be filed with the Wyoming Secretary of State and in all other applicable jurisdictions on behalf of the Secured Parties with respect to the Collateral; The Financing Statement shall designate each of the Secured Parties as a Secured Party and ILAL as the debtor, shall identify the security interest in the Collateral, and contain any other items required by law.

The Financing Statement shall contain a description of collateral consistent with the description set forth herein.

3. Transfers and Other Liens. Except as set forth herein or in the Note, ILAL shall not, without the prior written consent of all of the Secured Parties, at their sole and absolute discretion:

a. Sell, transfer, assign, or dispose of (by operation of law or otherwise), any of the Collateral outside of the ordinary course of business;

b. Create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except the security interests created hereby; or

c. Permit any of the Collateral to be levied upon under any legal process.

4. Representations and Warranties. ILAL hereby represents and warrants to the Secured Parties as follows: (a) to ILAL’ s knowledge, ILAL is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time ILAL acquires rights in the Collateral, will be the owner thereat) and that, except as expressly provided herein, no other person has (or, in the case of after-acquired Collateral, at the time ILAL acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral; (b) to ILAL’s knowledge, except as expressly provided herein, upon the filing of a Financing Statement with the Wyoming Secretary of State, the Secured Parties (or in the case of after-acquired Collateral, at the time ILAL acquires rights therein, will have) will have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing; (c) ILAL has full power and authority to enter into the transactions provided for in this Agreement and the Note; (d) this Agreement and the Note, when executed and delivered by ILAL, will constitute the legal, valid and binding obligations of ILAL enforceable in accordance with their terms; (e) the execution and delivery by ILAL of this Agreement and the Note and the performance and consummation of the transactions contemplated hereby and thereby do not and will not violate ILAL’s Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to ILAL (f) there does not exist any default or violation by ILAL of or under any of the terms, conditions or obligations of (g) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which ILAL is a party or by which ILAL is bound, or (h) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon ILAL by any law, the action of any court or any governmental authority or agency; and the execution, delivery and performance of this Agreement will not result in any such default or violation; (i) there is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or, to the knowledge of ILAL, threatened which adversely affects ILAL’ s business or financial condition and there is no basis known to ILAL for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand which could result in the same; and (j) this Agreement and the Note do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement and the Note not misleading.

5. Events of Default. For purposes of this Agreement, the term “Event of Default” shall mean and refer to any of the following:

a.	Failure of ILAL to perform or observe any covenant set forth in this Agreement, or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement;

b.	Any representation or warranty made or furnished by ILAL in writing in connection with this Agreement and the Note or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or in connection with this Agreement is false, incorrect or incomplete in any material respect at the time it is furnished; or

c.	Occurrence of any other Event of Default as defined in the Note.

6. Remedies. Upon the occurrence and during the continuance of an Event of Default (subject to the notice and cure provisions provided for herein, if any), each Secured Party shall have the rights of a secured creditor under the Uniform Commercial Code of the applicable jurisdiction, all rights granted by the Note, this Security Agreement and by law, including the right to require ILAL to assemble the Collateral and make it available to the Secured Parties at a place to be designated by ILAL. The rights and remedies provided in this Agreement and the Note are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by the Secured Parties in exercising any right or remedy under this Agreement or the Note shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to the Secured Parties under this Agreement and the Note or by law or in equity may be exercised by any Secured Party at any time and from time to time.

a.	Further Assurances. ILAL agrees that, from time to time, at its own expense, it will protect and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and preserve and protect Secured Party’s security interest in the Collateral.

b.	Promptly execute and deliver to Secured Parties all instruments and documents, and take all further action necessary or desirable, as any Secured Party may reasonably request to (i) continue, perfect, or protect any security interest granted or purported to be granted hereby, and (ii) enable a Secured Party to exercise and enforce any of Secured Party’s rights and remedies hereunder with respect to any Collateral.

c.	Permit a Secured Party’s representatives to inspect and make copies of all books and records relating to the Collateral, wherever such books and records are located, and to conduct an audit relating to the Collateral at any reasonable time or times.

7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the ILAL, to:

INTERNATIONAL LAND ALLIANCE, INC.

350 10th Avenue, Suite 1000

San Diego, CA 92101

E-mail: jason.sunstein@gmail.com

If to the Secured Party:

International Real Estate Development, LLC

LLC107 E. 17th Street, Suite 80

Cheyenne, WY 82001

E-mail: fingrande@ ranchocostaverde.com

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

8. Amendments and Waivers. No modification, amendment or waiver of either any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

9. Exclusivity and Waiver of Rights. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, or shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

10. Invalidity. Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

11. Headings. Headings used in this Agreement are inserted for convenience only and shall not affect the meaning of any term or provision of this Agreement.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

13. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the any of the parties without the prior written consent of all Secured Parties, at their sole and absolute discretion.

14. Survival. Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Agreement shall survive the execution hereof and shall remain in full force and effect until the earliest to occur of (a) the payment in full of the Note, and (b) the conversion of the principal and accrued and unpaid interest and all other amounts owing under the Note into common stock of ILAL.

15. Miscellaneous. This Agreement shall inure to the benefit of each of the parties hereto and all their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

17. CONSENT TO JURISDICTION. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE COMMENCED ONLY IN THE STATE OR FEDERAL COURTS OF GENERAL JURISDICTION LOCATED IN THE STATE OF CALIFORNIA, EXCEPT THAT ALL SUCH DISPUTES BETWEEN THE PARTIES SHALL BE SUBJECT TO ALTERNATIVE DISPUTE RESOLUTION THROUGH BINDING ARBITRATION AT THE HOLDER’S SOLE DISCRETION AND ELECTION (REGARDLESS OF WHICH PARTY INITIATES THE LEGAL PROCEEDINGS).

18. Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

19. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements or understandings among the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, this Security Agreement has been executed as of the date first set written above.

INTERNATIONAL LAND ALLIANCE, INC.

By:
Name:	Roberto Valdes
Title:	Chief Executive Officer

INTERNATIONAL REAL ESTATE DEVELOPMENT, LLC

By:
Name:	Frank A. Ingrande
Title:	Manager/President

EXHIBIT A

COLLATERAL

ILAL hereby grants, pledges, and assigns for the benefit of each Secured Party, and there is hereby created in favor of the Secured Parties, a security interest in all of ILAL’s right, title, and interest to 75,000 Membership Interests in Ranch Costa Verde Development, LLC (“RCVD”) representing 75% of the issued and outstanding Membership Interests in RCVD (collectively, “Collateral”):